ContiFinancial Corporation
Calculation of Earnings Per Share

  Primary
Net Income
                                                                 73,974,000
Weighted Average Shares
         1st Quarter
         2nd Quarter                               43,898,281
         3rd Quarter                               43,914,518
         Average                                   44,230,824
                                                   -----------
                                                                 44,014,541
         Year-to-date Primary EPS
                                                              -------------
                                                                      $1.68
                                                              =============
  Fully Dilutive
Net Income
                                                                 73,974,000
Weighted Average Shares
                                   1st Quarter
         2nd Quarter                               44,043,368
         3rd Quarter                               43,949,105
         Average                                   44,282,407
                                                   -----------
                                                                 44,091,627
         Year-to-date Primary EPS
                                                              -------------
                                                                      $1.68
                                                              =============

Exhibit 11.2

ContiFinancial Corporation
Third Quarter F97

                                  Fully Diluted

                                                                                                                      Weighted
                                                                                    # of shares       weighting      Ave. Shares
                                                                                    -----------       ---------      -----------
Continental Grain Shares                                                           35,918,421.00         100%         35,918,421
Shares Issued in IPO                                                                7,130,000.00         100%          7,130,000
Shares Acquired through exercise of options                                             1,996.00         100%              1,996
Shares Aquired Through Accelerated Vesting                                              1,996.00         100%              1,996
Shares Aquired Through Accelerated Vesting                                             53,200.00         100%             53,200
Shares Aquired Through Accelerated Vesting -11/19/96                                    3,992.00          46%              1,836
Effect of Restricted Shares:
         Effect through November 19, 1996
         Assumed Proceeds:
                Unamortized deferred comp. @ 11/19/96                                 18,167,370
                                                                                  --------------

                Tax benefit on assumed exercise:
                       Total Restricted Shares                        1,264,007
                       Market Price (11/19)                               34.75
                       Value                                         43,924,243
                                                                    ===========
                       Tax Effect (40%)                              17,569,697
                       Tax Effect of compensation                    10,617,659
                                                                    -----------
                                                                                    6,952,038.50
                                                                                  --------------

         Total Assumed Proceeds                                                    25,119,408.44
                                                                                  ==============

         Repurchase Shares on Market
                Total Assumed Proceeds                                             25,119,408.44
                Market Price (11/19)                                                      34.750
                                                                                  --------------
                       Number of Shares                                               722,860.67
                                                                                  ==============

         Incremental Shares Considered to be Outstanding
                Restricted Shares                                                   1,264,007.00
                Repurchase Shares                                                     722,860.67
                                                                                  --------------
                       Incremental Shares                                             541,146.33          54.00%         292,219
                                                                                  ==============

         Effect from  November 20,1996 to December 31, 1996
                Unamortized deferred comp. @ 12/31/96                                 17,034,752
                Tax benefit on assumed exercise:
                       Total Restricted Shares                        1,239,549
                       Market Price (12/31)                              36.125
                                                                    -----------
                       Value                                         44,778,708
                                                                    ===========
                       Tax Effect (40%)                              17,911,483
                       Tax Effect of compensation                    10,412,212
                                                                    -----------
                                                                                    7,499,271.45
                                                                                  --------------
         Total Assumed Proceeds                                                    24,534,023.39
                                                                                  ==============
         Repurchase Shares on Market
                Total Assumed Proceeds                                             24,534,023.39
                Market Price (12/31)                                                      36.125
                                                                                  --------------
                       Number of Shares                                               679,142.52
                                                                                  ==============
         Incremental Shares Considered to be Outstanding
                Restricted Shares                                                   1,239,549.00
                Repurchase Shares                                                     679,142.52
                                                                                  --------------
                       Incremental Shares                                             560,406.48          46.000%        257,787
                                                                                  ==============          =======
Effect of Options:
         Options Exercised:
                none
         Options Remaining:
                Number of Options                                     2,505,980
                Offering Price                                            21.11
                                                                    -----------
                Proceeds on exercising options                                     52,901,237.80
                Tax Effect:
                       Options Exercised                              2,505,980
                       Higher of Ave. Market Price (for quarter)
                         or ending mkt price                             36.125
                                                                    -----------
                       Estimated value                               90,528,528
                                                                    ===========
                       Tax Effect (40%)                              36,211,411
                       Tax Effect of compensation                    21,160,495
                                                                    -----------
                                                                                   15,050,915.88
                                                                                  --------------
         Total Assumed Proceeds                                                    67,952,153.68
                                                                                  ==============
         Repurchase Shares on Market
                Total Assumed Proceeds                                             67,952,153.68
                Higher of Ave. Market Price (for month) or
                  ending mkt price                                                        36.125
                                                                                  --------------
                       Number of Shares                                             1,881,028.48
                                                                                  ==============
         Incremental Shares Considered to be Outstanding
                Granted Options                                                     2,505,980.00
                Repurchase Shares                                                   1,881,028.48
                                                                                  --------------
                       Incremental Shares                                             624,951.52           100.00%          624,952
                                                                                  ==============
Weighted Average Shares                                                                                                  44,282,407
3rd Quarter Net Income                                                                                                   29,025,000
                                                                                                                        ===========
Fully Dilutive Earnings Per Share                                                                                             $0.66
                                                                                                                        ===========